UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2009

ADEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53733 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01               Entry into a Material Definitive Agreement.

On July 27, 2009, AdEx Media, Inc. (the “Company”) entered into a Series A Convertible Preferred Stock and Warrant Purchase Agreement (“Purchase Agreement”) with five accredited investors, individually and not jointly, pursuant to which the Company agreed to sell and issue an aggregate of 270,000 shares of Series A Convertible Preferred Stock, par value  $.0001per share(“Series A Preferred Stock”), and warrants to purchase up to 135,000 shares of common stock at an initial exercise price of $1.56 (the “Warrants”), to such individual accredited investors (“Investors”), for a purchase price of $1.20 per share or an aggregate of $324,000 (the “Financing”).  Other than described herein, there is no material relationship between the Company and the Investors.  The Investors purchased the securities in cash pursuant to the same terms and conditions as other investors who previously purchased securities in the Company’s private placement of up to 4,000,000 shares of its Series A Preferred Stock and warrants to purchase up to 2,000,000 shares of common stock (the “Offering”) as previously reported on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 15, 2009.

Accordingly, the material terms and conditions of the Purchase Agreement and the Warrants are the same as those previously disclosed under Item 1.01 of Form 8-K filed with the SEC on June 15, 2009.   The Series A Preferred Stock is senior to the Company’s common stock with respect to liquidation preference.  Upon a Liquidation Event, defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), to be any termination, liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment will be made to the holders of common stock a liquidation preference equal to an amount per share equal to the greater of (i) the Original Issue Price (defined in the Certificate of Designations) per share, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all Series A Preferred Stock been converted into common stock pursuant to the terms of the Certificate of Designations immediately prior to the Liquidation Event.

At the option of the holder at any time, shares of the Series A Preferred Stock are convertible into shares of the Company’s common stock at a conversion price equal to $1.20 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends and recapitalizations. In addition, for so long as any shares of Series A Preferred Stock remain outstanding and the shares of common stock underlying such shares of Preferred Stock are not eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if the Company issues any securities, other than certain permitted issuances, at a per share price (or equivalent for convertible securities) which is less than the then current Conversion Price (as defined in the Certificate of Designations), the Company will reduce the Conversion Price according to a weighted-average antidilution formula.

At the option of the Company, all outstanding Series A Preferred Stock will automatically be converted into shares of the Company’s common stock ten trading days after delivery to the Investors of written notice of such conversion, provided that the volume-weighted average closing price of the Company’s common stock over the ten trading days immediately preceding the date of such notice is at least $1.80 per share.

The Warrants exercise period ends five years after the date of issuance of the Warrants. The holder of the Warrants may exercise the Warrants at any time (subject to the restrictions on exercise and conversion) before the expiration of the Warrants.  At the option of the Company, the Warrants shall automatically be deemed to have been exercised fifteen trading days after delivery to the Investors of written notice of such deemed exercise, provided that the volume-weighted average closing price of the Company’s common stock over the ten trading days immediately preceding the date of such notice is at least $2.50 per share. The exercise price of the Warrants and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends and recapitalizations. In addition, if at any time during the period beginning on the date of issuance of the Warrants and ending six months thereafter, the Company issues securities, other than certain permitted issuances, at a per share price (or equivalent for convertible securities) which is less than the then current exercise price of the Warrants, the Company will reduce the exercise price and the number of shares issuable upon exercise of the Warrants according to a weighted-average antidilution formula.

Under the terms of the Purchase Agreement, the Investors agreed not to convert shares of Series A Preferred Stock or exercise the Warrants to the extent such Investor’s beneficial ownership, as defined in Rule 13d-3 under the Exchange Act of 1934, as amended, of common stock, would exceed 4.99% of the common stock outstanding.

If the Company proposes to offer any equity or debt securities in a private placement at any time until six months after the earlier of (a) the date that a registration statement registering all shares of common stock underlying the Series A Preferred Stock and Warrants becomes effective, and (b) the date that all shares of common stock underlying the Series A Preferred Stock and Warrants may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) then each Investor will have the right to purchase such securities on the same terms as the proposed offering, provided that such Investor’s aggregate purchase price for such securities will not exceed such Investor’s total dollar investment in the Series A Preferred Stock and Warrants.

If at any time until six months after the earlier of (i) the date that a registration statement registering all the shares of common stock underlying the Series A Preferred Stock and Warrants becomes effective, and (ii) the date that all shares of common stock underlying the Series A Preferred Stock and Warrants may be sold pursuant to Rule 144 under the Securities Act, the Company grants demand registration rights or “piggy-back” registration rights to any third-party investors in connection with any equity or convertible debt offering, then each Investor will be entitled to “piggy-back” registration rights with respect to the common stock underlying the Series A Preferred Stock and Warrants for all demand registrations of any such third-party investors and all registrations of the Company subject to such third-party “piggy-back” registration rights.  Notwithstanding the foregoing, the Company and its underwriters will have the right to reduce the number of shares proposed to be registered pro rata in view of market conditions.

In connection with the Offering, the Company has not paid any fees to any placement agent or broker. The net proceeds of the Financing will be used by the Company to fund the capital expenditure requirements necessary to expand its service and product offerings and for working capital purposes.

        None of the shares of Series A Preferred Stock, the Warrants, shares of common stock which may be acquired upon conversion of the Series A Preferred Stock or exercise of the Warrants, have been registered for sale under the Securities Act or the securities laws of any state of the United States (“State Laws”), and may not be offered or sold in the United States absent registration under the Securities Act or State Laws or an applicable exemption from the registration requirements. The issuance and sale of the Series A Preferred Stock and Warrants were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the certificates representing the Series A Preferred Stock and Warrants contains restrictive legends preventing the sale, transfer or other disposition of such Series A Preferred Stock and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom.

The foregoing descriptions of the Purchase Agreement and Warrants are not complete and are qualified in their entirety by reference to the respective agreements, copies of which will be filed as exhibits to our quarterly report on Form 10-Q for the period ending June 30, 2009.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02               Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

The Company issued and sold its securities in the Financing pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each of the Investors has represented to the Company that such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 3.03               Material Modification to Rights of Security Holders.

As disclosed on Form 8-K filed with the SEC on June 15, 2009, the Company filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of AdEx Media, Inc. with the Secretary of State of the State of Delaware effective June 10, 2009.  As a result, the rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of Series A Preferred Stock, as prescribed under the Certificate of Designations. The information set forth in Item 1.01 relating to the rights, preferences and privileges of Series A Preferred Stock including but not limited to the holders of Series A Preferred Stock senior liquidation rights and conversion rights, is incorporated by reference into this Item 3.03.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed as an exhibit to the Form 8-K filed with SEC on June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: July 30, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer

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